UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2012, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation (“HC”), entered into a Seventh Amendment (the “Amendment”) to Credit Agreement dated as of August 16, 2005 (as amended, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other financial institutions party thereto (the “Lenders”).

The Amendment, among other things:

(i)

extends the stated termination date of the revolving commitments from March 9, 2014 to March 20, 2017; provided that the termination date of the revolving commitments will accelerate if we do not repay, refinance or have a minimum level of liquidity available to enable us to repay (x) HI’s 5 ½ % Senior Notes due 2016, (y) the Term B Dollar Loans due April 19, 2014 or (z) the Term C Dollar Loans due June 30, 2016;

(ii)	reduces the interest rate margin on the extended revolving commitments by 50 bps across the leverage-based pricing grid;

(iii)	sets the undrawn commitment fee on the extended revolving commitments to 50 bps;

(iv)	increases the capacity for revolving commitments from $300 million to up to $400 million;

(v)

extends the stated maturity date of $346 million aggregate principal amount of HI’s Term B loan facility (the “Extended Term B Loans — Series 2”) from April 19, 2014 to April 19, 2017; provided that the Extended Term B Loans — Series 2 will accelerate if we do not repay or have a minimum level of liquidity available to enable us to repay HI’s 5 ½ % Senior Notes due 2016 that remain outstanding during the three months prior to the maturity date of such notes;

(vi)	increases the interest rate margin with respect to such Extended Term B Loans to LIBOR plus 3.00% (subject to leverage-based step-down); and

(vii)	makes certain other amendments to the Credit Agreement.

The Extended Term B Loans — Series 2 will amortize in an amount equal to 1% of the principal amount of the Extended Term B Loans — Series 2, payable annually commencing on March 31, 2013.

The foregoing does not constitute a complete summary of the terms of the Amendment. The description of the terms of the Amendment are qualified in their entirety by reference to such agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1

Seventh Amendment, dated as of March 6, 2012, to Credit Agreement, dated as of August 16, 2005, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION HUNTSMAN INTERNATIONAL LLC

/s/ JOHN R. HESKETT
John R. Heskett
Vice President, Planning and Treasurer

Dated: March 6, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Seventh Amendment, dated as of March 6, 2012, to Credit Agreement, dated as of August 16, 2005, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.